UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 1, 2018

AmTrust Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33143	04-3106389
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

59 Maiden Lane, 43rd Floor, New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 220-7120

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 8.01 – Other Information.

On March 1, 2018, AmTrust Financial Services, Inc. (the “Company”) issued a press release announcing that it reached an agreement with Evergreen Parent, L.P., a Delaware limited partnership (“Parent”) owned by Trident VII, L.P. and its affiliated funds, K-Z LLC, Barry D. Zyskind, Chairman and CEO of the Company, George Karfunkel and Leah Karfunkel (such individuals, collectively, the “Karfunkel-Zyskind Family”) pursuant to which Parent will acquire all of the outstanding common shares, par value $0.01 per share, of the Company that are not currently owned or controlled by the Karfunkel-Zyskind Family and its affiliates and certain related parties, pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Parent and Evergreen Merger Sub, Inc., a Delaware corporation. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. On March 1, 2018, the Company also distributed a memo to the Company’s employees relating to the proposed transaction, a copy of which is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01 – Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

99.1	Press Release issued by AmTrust Financial Services Inc., dated as of March 1, 2018

99.2	Memo to AmTrust Financial Services Inc. employees, dated as of March 1, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMTRUST FINANCIAL SERVICES, INC..

Date: March 1, 2018	By:	/s/ Stephen Ungar
	Name:	Stephen Ungar
	Title:	SVP, General Counsel and Secretary